Exhibit 19.1

WIPRO LIMITED — CONSOLIDATED

CONSOLIDATED BALANCE SHEET

(Rs. in Million)

		As of September 30,		As of March 31,
	Schedule	2004	2003	2004
SOURCES OF FUNDS
SHAREHOLDERS’ FUNDS
Share Capital	1	1,397.90	465.13	465.52
Reserves and Surplus	2	44,259.15	38,602.24	37,083.97

		45,657.05	39,067.37	37,549.49

Loan Funds
Secured loans	3	664.63	424.77	947.47
Unsecured loans	4	106.47	94.24	105.88
Minority Interest		378.20	93.22	163.84

		1,149.30	612.23	1,217.19

TOTAL		46,806.35	39,679.60	38,766.68

APPLICATION OF FUNDS
FIXED ASSETS
Goodwill (refer Note 1)		5,360.86	5,324.43	5,252.36
Gross block	5	17,938.70	14,080.99	15,607.11
Less : Depreciation		8,655.15	6,604.11	7,599.48

Net Block		14,644.41	12,801.31	13,259.99
Capital work-in-progress and advances		2,242.88	998.24	1,427.28

		16,887.29	13,799.55	14,687.27

INVESTMENTS	6	18,656.22	15,757.54	19,058.83
DEFERRED TAX ASSETS (refer note 7)		524.03	465.91	486.30
CURRENT ASSETS, LOANS AND ADVANCES
Inventories	7	1,262.55	1,241.91	1,292.02
Sundry Debtors	8	12,421.75	8,824.50	11,865.56
Cash and Bank balances	9	2,313.50	2,198.49	3,242.70
Loans and advances	10	7,339.24	5,398.64	5,683.78

		23,337.04	17,663.54	22,084.06

Less : CURRENT LIABILITIES AND PROVISIONS
Liabilities	11	11,624.99	7,314.73	9,251.56
Provisions	12	973.24	693.19	8,298.22

		12,598.23	8,007.92	17,549.78

NET CURRENT ASSETS		10,738.81	9,655.62	4,534.28
Miscellaneous expenditure (to the extent not written off / adjusted)		—	0.98	—

TOTAL		46,806.35	39,679.60	38,766.68

SIGNIFICANT ACCOUNTING POLICIES AND NOTES TO ACCOUNTS	19

As per our Report attached	For and on behalf of the Board of Directors

For N.M. Raiji & Co.,
Chartered Accountants
	Azim Hasham Premji	Vivek Paul	P. M. Sinha
	Chairman and Managing Director	Vice Chairman and Executive Officer	Director

J.M. Gandhi
Partner	Suresh C. Senapaty	V. Ramachandran	B.C. Prabhakar
Membership No. 37924	Corporate Executive	Company Secretary	Director
Vice President – Finance
Mumbai, October 15, 2004			Bangalore, October 15, 2004

WIPRO LIMITED — CONSOLIDATED

CONSOLIDATED PROFIT AND LOSS ACCOUNT

(Rs. in Million, except per share data)

			Quarter ended September 30,		Half Year ended September 30,		Year ended
		Schedule	2004	2003	2004	2003	March 31, 2004
INCOME
Gross Sales and Services			20,068.60	13,876.83	37,946.95	26,114.44	59,111.07
Less: Excise Duty			183.32	232.04	391.16	603.13	760.84

Net Sales and Services			19,885.28	13,644.79	37,555.79	25,511.31	58,350.23
Other Income		13	75.85	306.20	360.30	580.31	1,365.99

Total			19,961.13	13,950.99	37,916.09	26,091.62	59,716.22

EXPENDITURE
Cost of goods sold		14	12,935.90	9,141.94	24,410.60	16,760.57	39,280.54
Selling and Marketing Expenses		15	1,334.19	1,489.37	2,660.23	2,762.07	5,612.65
General and Administration Expenses		16	866.72	647.02	1,836.38	1,540.31	2,756.14
Interest		17	15.27	5.60	26.74	11.38	35.07

Total			15,152.08	11,283.93	28,933.95	21,074.33	47,684.40

PROFIT BEFORE TAXATION:			4,809.05	2,667.06	8,982.14	5,017.29	12,031.82

Provision for Taxation (refer Note 8)			702.08	360.26	1,313.15	592.16	1,680.56

PROFIT AFTER TAXATION			4,106.97	2,306.80	7,668.99	4,425.13	10,351.26

PROFIT BEFORE MINORITY INTEREST / EQUITY IN EARNINGS OF AFFILIATES:	}		4,106.97	2,306.80	7,668.99	4,425.13	10,351.26

Minority Interest			(22.33)	(10.83)	(44.62)	(14.48)	(59.19)
Equity in earnings / (losses) of affiliates			32.50	6.01	62.10	(47.94)	22.92

PROFIT FOR THE PERIOD			4,117.14	2,301.98	7,686.47	4,362.71	10,314.99

Appropriations
Proposed Dividend			—	—	—	—	931.04
Proposed One-Time Dividend			—	—	—	—	5,818.98
Total Dividend			—	—	—	—	6,750.02
Tax on distribution of Dividend			—	—	—	—	864.85

Transfer to general reserve			4,117.14	2,301.98	7,686.47	4,362.71	2,700.12

EARNINGS PER SHARE - EPS (PY : Adjusted EPS for bonus issue in ratio of 2:1) - in Rs.
Basic			5.93	3.32	11.07	6.29	14.87
Diluted			5.91	3.32	11.04	6.29	14.85
Number of shares for calculating EPS (PY : Adjusted for bonus issue in ratio of 2:1)
Basic			694,565,136	693,777,045	694,468,816	693,782,832	693,870,390
Diluted			696,889,088	693,777,045	696,270,795	693,832,932	694,545,321

SIGNIFICANT ACCOUNTING POLICIES AND NOTES TO ACCOUNTS	}	19

As per our Report attached	For and on behalf of the Board of Directors

For N.M. Raiji & Co.,
Chartered Accountants
	Azim Hasham Premji	Vivek Paul	P. M. Sinha
	Chairman and Managing Director	Vice Chairman and Executive Officer	Director

J.M. Gandhi
Partner	Suresh C. Senapaty	V. Ramachandran	B.C. Prabhakar
Membership No. 37924	Corporate Executive	Company Secretary	Director
Vice President – Finance
Mumbai, October 15, 2004			Bangalore, October 15, 2004

WIPRO LIMITED — CONSOLIDATED

SCHEDULE 1 SHARE CAPITAL

(Rs. in Million, except share numbers)

	As of September 30,		As of March 31,
	2004	2003	2004
Authorized
750,000,000 (2004: 375,000,000) Equity shares of Rs 2 each	1,500.00	750.00	750.00
25,000,000 (2004: 25,000,000) 10.25 % Redeemable Cumulative Preference Shares of Rs 10 each	250.00	250.00	250.00

	1,750.00	1,000.00	1,000.00

Issued, subscribed and paid-up
698,951,673 (2004: 232,759,152) equity shares of Rs 2 each	1,397.90	465.13	465.52

Total	1,397.90	465.13	465.52

Notes:
Of the above equity shares:

i)	692,537,085 equity shares / American Depository Receipts (ADRs) (2004: 226,905,825; 2003: 226,905,825), have been allotted as fully paid bonus shares / ADRs by capitalization of Share Premium of Rs. 32.64 and General Reserves of Rs. 1,352.44

ii)	1,325,525 equity shares (2004: 1,325,525; 2003: 1,325,525) have been allotted as fully paid-up, pursuant to a scheme of amalgamation, without payment being received in cash.

iii)	3,162,500 shares representing 3,162,500 American Depository Receipts issued during 2000-2001 pursuant to American Depository offering by the Company.

iv)	1,010,563 (2004: 449,302; 2003: 248,287) equity share issued pursuant to Employee Stock Option Plan.

SCHEDULE 2 RESERVES AND SURPLUS

(Rs. in Million)

	As of April 1, 2004	Additions		Deductions		As of September 30, 2004
Capital Reserves	9.50	—		—		9.50
	9.50	—		—		9.50
	9.50	—		—		9.50

Capital Redemption Reserve	250.04	—				250.04
	250.04	—		—		250.04
	250.04	—		—		250.04

Share Premium	6,732.28	294.93	(a)			7,027.21
	6,492.85	239.43				6,732.28
	6,492.85	3.41		—		6,496.26

Translation Reserve	(159.74)	85.93	(b)			(73.81)
	(0.57)	—		159.18		(159.75)
	(0.57)	(67.52)		—		(68.09)

Deferred Stock Compensation	—	—		—		—
	4.40	—		4.40		—
	4.40	—		4.40		—

General Reserve	30,251.90	7,725.57	(c)	931.26	(d)	37,046.21
	27,551.77	2,700.13		—		30,251.90
	27,551.77	4,362.76		—		31,914.53

Total	37,083.98	8,106.43		931.26		44,259.15
	34,307.99	2,939.56		163.58		37,083.97
	34,307.99	4,298.65		4.40		38,602.24

Corresponding figures for 2004 and 2003 are given under current year’s figures. For Notes refer below.

(a)	Pursuant to issue of shares under Wipro Employee Stock Option Plan

(b)	Translation reserves arising on account of translation of foreign subsidiaries with non-integral operations.

(c)	Additions to General Reserve include:

	For the half year ended		For the year ended
	Sept’ 30, 2004	Sept 30, 2003	March 31, 2004
i) transfer from profit and loss account	7,686.47	4,362.76	2,700.13
ii) dividend distributed to Wipro Equity Reward Trust (WERT)	39.10	—	—

	7,725.57	4,362.76	2,700.13

(d)	Deduction from General Reserve is on account of utilization for issue of bonus shares

WIPRO LIMITED — CONSOLIDATED

SCHEDULE 3 SECURED LOANS

(Rs. in Million)

			As of September 30,		As of March 31,
	Note Reference		2004	2003	2004
From Banks
Cash Credit facility	(a	)	662.95	394.89	945.79
From Financial Institutions
Asset Credit Scheme	(b	)	—	28.20	—
Development loan from Karnataka Government	(c	)	1.68	1.68	1.68

Total			664.63	424.77	947.47

Notes:

(a)	Secured by hypothecation of stock-in trade, book debts, stores and spares and secured / to be secured by a second mortgage over certain immovable properties.

(b)	Secured by hypothecation of specific machinery / assets.

(c)	Secured by a pari-passu mortgage over immovable properties at Mysore and hypothecation of movable properties other than inventories, book debts and specific equipments referred to in Note a above.

SCHEDULE 4 UNSECURED LOANS

(Rs. in Million)

	As of September 30,		As of March 31,
	2004	2003	2004
Other Loans and Advances
Interest free loan from State government	105.22	92.99	104.63
Interest free loan from state financial institutions	1.25	1.25	1.25

Total	106.47	94.24	105.88

WIPRO LIMITED — CONSOLIDATED

SCHEDULE 5 FIXED ASSETS

(Rs. in Million)

PARTICULARS	GROSS BLOCK
	As of April 1,		Deductions/	As of September
	2004	Additions	adjustments	30, 2004
Land	744.26	—	1.07	743.19
Buildings	3,034.44	382.83	—	3,417.27
Railway siding	0.01	—	—	0.01
Plant & Machinery	9,088.79	1,288.09	12.86	10,364.02
Furniture, Fixture and Equipments	1,895.61	237.93	14.68	2,118.86
Vehicles	781.93	172.04	23.08	930.89
Technical know-how	10.38	—	—	10.38
Patents, Trade marks & Rights	51.69	302.39	—	354.08

Total	15,607.11	2,383.28	51.69	17,938.70

[Additional columns below]

[Continued from above table, first column(s) repeated]

PARTICULARS	PROVISION FOR DEPRECIATION				NET BLOCK
	As of April 1,	Depreciation	Deductions /	As of September	As of September	As of March
	2004	for the period	adjustments	30, 2004	30, 2004	31, 2004
Land	12.58	0.22	—	12.80	730.39	731.68
Buildings	273.08	25.32	—	298.40	3,118.87	2,761.36
Railway siding	0.01	—	—	0.01	—	0.00
Plant & Machinery	5,850.47	759.00	12.83	6,596.64	3,767.38	3,238.32
Furniture, Fixture and Equipments	1,079.90	210.48	10.08	1,280.30	838.56	815.71
Vehicles	366.97	78.61	6.13	439.45	491.44	414.96
Technical know-how	10.38	—	—	10.38	—	—
Patents, Trade marks & Rights	6.09	11.08	—	17.17	336.91	45.60

Total	7,599.48	1,084.71	29.04	8,655.15	9,283.55	8,007.63

WIPRO LIMITED — CONSOLIDATED
SCHEDULE 6 INVESTMENTS

( Rs. in Million except share numbers and face value)

	As of September 30,		As of March 31,
All shares are fully paid up unless otherwise stated	Number	2004	2003	2004
Investments - Long Term (at cost)
Investment in Affiliates
Wipro GE Medical Systems private Ltd # (refer Note below)	4,900,000	426.55	344.27	380.80
WeP Peripherals Ltd	7,059,580	168.99	136.91	160.74

		595.54	481.18	541.54

Investments – short term:
In money market mutual funds
IL & FS	572,097	572.11	453.43	562.63
Alliance Capital Mutual Fund (50,143,931 units purchased / 35,694,601 redeemed during the year)	—	—	—	505.19
Prudential ICICI Mutual Fund (295,017,558 units purchased / 348,829,592 units redeemed during the year)	157,082,587	1,939.94	2,556.12	2,371.52
HDFC Mutual Fund (83,405,159 units purchased / 209,973,225 units redeemed during the year)	151,650,062	1,734.04	1,711.48	2,602.87
Standard Chartered Mutual Fund (420,846,558 units purchased / 443,195,040 units redeemed during the year)	180,473,584	1,805.00	1,884.18	2,066.53
Reliance Mutual Fund (80,680,099 units purchased / 66,958,673 units during the year)	149,474,257	2,134.74	1,023.74	1,785.40
Zurich India Mutual Fund (437,506,511 units redeemed during the year ended March 31, 2004)	—	—	455.77	—
Templeton India	117,448	146.16	—	163.34
Templeton TMA (2,117,179 units purchased / 1,446,322 units redeemed during the year)	1,631,600	1,647.40	1,722.24	1,576.41
Templeton Floating Fund (83,145,821 units purchased / 394,892 units redeemed during the year)	86,630,922	866.70	—	157.79
Franklin Templeton India Mutual Fund (9,371,984 units purchased during the year ended March 31, 2004)	23,532,808	236.42	—	102.87
Deutsche MF (118,335,536 units purchased / 107,396,540 units redeemed during the year)	69,370,244	698.20	511.25	577.80
ING MF (56,410,148 units purchased / 43,752,625 units redeemed during the year)	47,584,680	475.85	282.94	367.94
Can Liquid MF (44,615,737 units purchased / 45,007,909 redeemed during the year ended March 31, 2004)	—	—	237.68	499.25
Sundaram MF (98,313,228 units purchased / 64,273,561 redeemed during the year)	51,937,149	670.76	205.30	172.34
Cholamandalam Mutual Fund (27,883,771 units purchased during the year)	46,034,783	460.51	48.73	176.57
Kotak Mutual Fund (22,912,466 units purchased / 77,666,667 redeemed during the year)	50,709,958	563.97	1,143.37	1,317.54
J M Mutual Fund (430,412,638 units purchased / 497,344,609 units redeemed during the year)	75,970,611	760.78	871.42	1,406.31
DSP Merrill Lynch Mutual Fund (76,923,077 units purchased / 57,442,557 during the year)	65,951,383	660.17	260.26	459.33
SBI Insta Cash (134,265,755 units purchased / 135,023,507 redeemed during the year)	—	—	206.27	—
HSBC Cash fund (111,952,100 units purchased / 89,999,820 units redeemed during the year)	130,710,404	1,307.10	479.29	206.76
Birla Mutual Fund (53,836,348 units purchased / 191,333,864 units redeemed during the year)	934,421	10.09	1,222.89	1,438.90
Tata Mutual Fund (87,931,958 units purchased during year)	88,308,082	989.21	—	—
Principal AMC Mutual Fund (188,047,647 units purchased / 163,467,587 units redeemed during year)	24,908,337.00	250.53	—	—
Investment with Wells Fargo, USA		131.00	—	—

		18,060.68	15,276.36	18,517.29

Total		18,656.22	15,757.54	19,058.83

Note : Equity investments in this company carry certain restrictions on transfer of shares that is normally provided for in join venture / venture funding agreement

WIPRO LIMITED — CONSOLIDATED

SCHEDULE 7 INVENTORIES

(Rs. in Million)

	As of September 30,		As of March 31,
	2004	2003	2004
Stores and Spares	30.95	32.24	31.51
Raw Materials	537.31	411.07	551.40
Stock in Progress	216.82	144.25	159.52
Finished Goods	477.47	654.35	549.59

Total	1,262.55	1,241.91	1,292.02

Basis of stock valuation :

i) Raw materials, stock in progress and Stores & Spares at or below cost.

ii) Finished Goods at cost or net realizable value, whichever is lower

SCHEDULE 8 SUNDRY DEBTORS (Unsecured)

Over Six Months
Considered Good	593.57	683.13	459.41
Considered Doubtful	878.43	752.52	720.02

	1,472.00	1,435.65	1,179.43

Others
Considered Good	11,828.18	8,141.37	11,406.15
Considered Doubtful	—	—	30.76

	11,828.18	8,141.37	11,436.91

Less : Provision for Doubtful Debts	878.43	752.52	750.78

Total	12,421.75	8,824.50	11,865.56

SCHEDULE 9 CASH AND BANK BALANCES

Cash and Cheques on hand	229.94	267.36	220.17
Balance with scheduled banks
On Current Account	1,273.52	849.54	690.52
In Deposit Account	45.46	107.93	51.01
Balance with other banks in Current Account
Bank of America, USA	4.25	121.56	183.99
Bank of Montreal	—	—	1.68
Citibank	—	—	0.10
Hong Kong & Shanghai Bank	13.97	17.00	13.75
Midland Bank, U K	269.32	117.31	437.76
Nations Bank	—	—	5.65
Saudi British Bank	18.93	—	24.57
Standchart UAE	4.63	4.44	0.97
Wells Fargo, U S A	414.84	711.41	1,612.53
Bank of Tokyo	1.89	—	—
Great Western Bank	3.85	0.02	—
SBI Singapore -USD Account	15.18	—	—
CCF Paris AG Centrale	1.34	1.92	—
RABO Bank, Netherlands	12.10	—	—
Uni Credit Banca - Italy	4.28	—

Total	2,313.50	2,198.49	3,242.70

WIPRO LIMITED — CONSOLIDATED

SCHEDULE 10 LOANS AND ADVANCES

(Rs. in Million)

	As of September 30,		As of March 31,
	2004	2003	2004
(Unsecured, considered good unless otherwise stated)
Advances and loans to Subsidiaries	—	—	—
Advances recoverable in cash or in kind or for value to be received
Considered Good	2,373.64	1,787.07	2,126.28
Considered Doubtful	45.78	76.85	77.36

	2,419.42	1,863.92	2,203.64

Less : Provision for Doubtful Advances	45.78	76.85	77.36

	2,373.64	1,787.07	2,126.28

Inter Corporate Deposits
GE Capital Services India	—	25.41	—
Other Deposits	866.49	660.44	854.77
Advance Income Tax (net of provision)	429.20	753.94	587.66
Balances with Excise and Customs	16.75	15.28	29.67
Unbilled Services	3,653.16	2,156.50	2,085.40

Total	7,339.24	5,398.64	5,683.78

SCHEDULE 11 CURRENT LIABILITIES

Sundry Creditors	2,997.13	2,208.44	3,153.47
Unclaimed Dividends	1.48	1.49	1.49
Advances from customers	998.70	745.64	874.08
Unearned Revenues	444.86	398.47	363.33
Other Liabilities	7,182.82	3,960.69	4,859.19

Total	11,624.99	7,314.73	9,251.56

SCHEDULE 12 PROVISIONS

Employee retirement benefits	973.24	693.19	683.35
Proposed dividend	—	—	931.04
Proposed one-time dividend	—	—	5,818.98
Tax on proposed dividend	—	—	864.85

Total	973.24	693.19	8,298.22

WIPRO LIMITED — CONSOLIDATED

SCHEDULE 13 OTHER INCOME

(Rs. in Million)

	Quarter ended September 30,		Half Year ended September 30,		Year ended
	2004	2003	2004	2003	March 31, 2004
Dividend on Mutual Fund Units	165.87	188.80	369.28	363.35	779.98
Interest on debt instruments and others	1.50	8.37	8.58	17.59	25.98
Rental Income	5.27	11.19	11.31	20.74	45.03
Profit on sale of Mutual Fund Units	(3.01)	6.17	(34.95)	(25.36)	(43.55)
Profit on disposal of Fixed Assets	11.89	(0.90)	99.99	—	108.34
Brand Fees	—	8.79	—	22.04	22.05
Provision no longer required written back	1.32	0.88	1.32	0.94	33.65
Exchange differences - Net	(116.79)	70.15	(113.34)	148.99	297.32
Miscellaneous Income	9.80	12.75	18.11	32.02	97.19

Total	75.85	306.20	360.30	580.31	1,365.99

SCHEDULE 14 COST OF GOODS SOLD

Raw materials, Finished and Process Stocks *	2,710.75	2,026.88	5,172.30	3,509.85	8,945.74
Stores & Spares	83.95	47.00	142.58	93.06	200.29
Power and Fuel	154.33	113.18	294.29	223.52	461.64
Salaries, Wages and bonus including onsite allowance }	6,642.22	4,681.57	12,711.12	8,762.03	20,152.55
Contribution to provident and other funds	107.27	63.11	198.37	124.47	294.38
Gratuity and pension	106.29	64.33	195.28	125.63	288.00
Workmen and Staff welfare	75.17	47.30	148.49	104.57	248.03
Insurance	35.67	13.68	63.56	21.24	87.99
Repairs to factory buildings	20.31	2.11	36.64	12.16	14.72
Repairs to Plant & Machinery	352.92	96.57	496.01	168.85	442.88
Rent	104.58	66.24	195.30	143.85	323.11
Rates & Taxes	10.09	6.38	20.36	9.51	7.62
Packing & Freight Inward	38.62	23.74	67.12	38.93	95.09
Traveling	669.71	438.85	1,235.57	760.60	1,535.13
Communication	291.29	253.87	585.72	427.32	987.69
Depreciation	531.34	417.76	998.90	770.38	1,759.91
Sub contracting / technical fees	589.23	450.15	1,051.11	773.31	2,047.70
Miscellaneous	487.39	369.30	936.52	778.50	1,528.02
Less : Capitalized	(75.23)	(40.09)	(138.64)	(87.21)	(139.95)

Total	12,935.90	9,141.93	24,410.60	16,760.57	39,280.54

* For details refer Schedule 18

WIPRO LIMITED — CONSOLIDATED

SCHEDULE 15 SELLING AND MARKETING EXPENSES

(Rs. in Million)

	Quarter ended September 30,		Half Year ended September 30,		Year ended
	2004	2003	2004	2003	March 31, 2004
Salaries, wages and bonus	217.81	379.04	438.63	581.01	1,147.43
Contribution to provident and other funds	4.74	4.50	9.00	8.34	16.90
Gratuity and pension	5.32	2.71	13.27	5.21	28.88
Workmen and Staff welfare	12.17	7.74	22.11	15.39	34.93
Insurance	1.49	1.66	2.62	2.90	36.01
Repairs to buildings	0.68	1.89	3.14	2.43	12.22
Rent	27.33	18.55	53.13	34.97	117.03
Rates and taxes	5.90	3.54	11.17	12.39	22.71
Carriage and freight	46.00	48.44	96.51	78.62	155.11
Commission on sales	18.72	22.98	40.14	37.89	98.88
Advertisement and sales promotion	184.21	120.45	354.34	286.75	571.49
Depreciation	19.32	22.35	36.41	36.82	72.46
Travel	730.01	737.57	1,387.64	1,459.09	2,854.64
Communication	16.61	28.29	34.67	41.78	54.67
Miscellaneous Expenses	43.88	89.66	157.45	158.48	389.30

Total	1,334.19	1,489.37	2,660.23	2,762.07	5,612.65

SCHEDULE 16 GENERAL AND ADMINISTRATIVE EXPENSES

Salaries, wages and bonus	267.00	285.71	516.48	573.33	889.88
Contribution to provident and other funds	12.42	9.60	23.12	20.28	35.63
Gratuity and pension	14.78	14.95	23.56	25.61	41.46
Workmen and Staff welfare	56.18	48.71	100.19	83.41	173.17
Insurance	10.44	1.88	23.73	2.00	14.13
Repairs to buildings	1.20	0.53	5.73	3.50	4.07
Rent	8.25	9.19	15.07	14.66	35.24
Rates and taxes	1.74	9.23	16.08	12.28	24.96
Auditors’ remuneration and expenses					—
Audit fees	2.81	1.50	5.33	3.33	7.08
For certification including tax audit	0.03	0.36	0.06	0.36	1.03
Reimbursement of expenses	0.14	0.26	0.23	0.37	0.28
Loss on disposal of Fixed Assets	0.17	6.04	0.33	6.22	6.90
Directors’ fees	0.06	0.07	0.12	0.11	0.19
Depreciation	19.83	31.61	49.39	68.41	121.29
Travel	99.92	124.36	186.71	199.36	287.17
Communication	21.27	15.00	37.78	32.35	85.52
Provision / write off of bad debts	39.43	26.43	147.84	132.07	123.64
Miscellaneous Expenses	311.05	61.59	684.63	362.66	904.51

Total	866.72	647.02	1,836.38	1,540.31	2,756.14

WIPRO LIMITED — CONSOLIDATED

SCHEDULE 17 INTEREST

(Rs. in Million)

	Quarter ended September 30,		Half Year ended September 30,		Year ended
	2004	2003	2004	2003	March 31, 2004
On fixed Loans	—	1.02	—	1.94	8.77
Other	15.27	4.58	26.74	9.44	26.30

Total	15.27	5.60	26.74	11.38	35.07

SCHEDULE 18 RAW MATERIALS, FINISHED AND PROCESSED STOCKS
Consumption of raw materials and bought out components :

Opening Stocks	520.87	420.74	551.40	398.22	398.22
Add : Purchases	2,035.91	1,348.78	3,666.69	2,311.58	5,728.84
Less : Closing Stocks	537.31	411.07	537.31	411.07	551.40

	2,019.47	1,358.45	3,680.78	2,298.73	5,575.66

Purchase of Finished Products for sale	610.20	743.47	1,476.70	1,423.36	3,492.83

(Increase) / Decrease in finished and process Stocks :

Opening Stock : In process	189.35	137.41	159.52	119.03	119.03
: Finished products	586.02	586.15	549.59	467.33	467.33
Less : Closing Stock : In process	216.82	144.25	216.82	144.25	159.52
: Finished products	477.47	654.35	477.47	654.35	549.59

	81.08	(75.04)	14.82	(212.24)	(122.75)

Total	2,710.75	2,026.88	5,172.30	3,509.85	8,945.74

WIPRO LIMITED — CONSOLIDATED

SCHEDULE –19 SIGNIFICANT ACCOUNTING POLICIES

Accounting convention

The preparation of consolidated financial statements in conformity with Indian generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, revenues and expenses and disclosure of contingent assets and liabilities. Actual results could differ from these estimates.

Basis of preparation of financial statements:-

The accompanying consolidated financial statements have been prepared in accordance with Accounting Standard 21 ‘Consolidated Financial Statements’ and Accounting Standard 23 ‘Accounting for Investments in Associates in Consolidated Financial Statements.

Principles of consolidation:-

The consolidated financial statements include the financial statements of Wipro and all of its subsidiaries, which are more than 50% owned and controlled and its affiliates where the group holds more than 20% of voting power and has significant influence. All material inter-company accounts and transactions are eliminated on consolidation. The group, accounts for investments in affiliates by the equity method.

Revenue recognition

•	Sales include applicable sales tax unless separately charged, export incentives, and are net of discounts.

•	Sales are recognized on despatch, except in the following cases:

-	Consignment sales are recognized on receipt of statement of account from the agent

-	Sales, which are subject to detailed acceptance tests, revenue is reckoned based on milestones for billing, as provided in the contracts

-	Revenue from software development services includes revenue from time and material and fixed price contracts. Revenue from time and material contracts are recognized as related services are performed. With reference to fixed price contracts revenue is recognized in accordance with percentage of completion method of accounting

•	Export incentives are accounted on accrual basis and include estimated realizable values/benefits from special import licenses and Advance licenses.

•	Agency commission is accrued on shipment of consignment by principal.

•	Maintenance revenue is considered on acceptance of the contract and is accrued over the period of the contract.

•	Other income is recognized on accrual basis.

Fixed Assets and Depreciation

Fixed assets are stated at historical cost less depreciation.

Interest on borrowed money allocated to and utilized for fixed assets, pertaining to the period up to the date of capitalization is capitalized. Assets acquired on hire purchase are capitalized at the gross value and interest thereon is charged to Profit and Loss account. Renewals and replacement are either capitalized or charged to revenue as appropriate, depending upon their nature and long-term utility.

In respect of leased assets, lease rentals payable during the year is charged to Profit and Loss account.

Depreciation is provided on straight line method at rates specified in Schedule XIV to the Companies Act, 1956, except on computers, furniture and fixture, office equipment, electrical installations (other than those at factories) and vehicles for which commercial rates are applied. In Wipro Inc, Enthink Inc and Wipro Japan KK depreciation is provided on Written Down Value method.

Intangible Assets

Intangible assets are stated at cost less accumulated amortization. Intangible assets are amortized over their estimated useful life ranging between 5 years and 20 years.

Goodwill

The goodwill arising on consolidation / acquisition is not being amortised. It is tested for impairment on a periodic basis and written off if found impaired.

WIPRO LIMITED — CONSOLIDATED

Investments

Long term Investments are stated at cost and short term investments are valued at lower of cost and net realizable value. Diminution in value is provided for where the management is of the opinion that the diminution is of permanent nature.

Inventories

Finished goods are valued at cost or net realizable value, whichever is lower. Other inventories are valued at cost less provision for obsolescence. Indigenously developed software products are valued at cost, which reflects their remaining economic life. Small value tools and consumables are charged to consumption on purchase. Cost is computed on weighted average basis.

Provision for retirement benefits

For employees covered under group gratuity scheme of LIC, gratuity charged to Profit and Loss account is on the basis of premium demanded by LIC. Provision for gratuity (for certain category of employees) and leave benefit for employee’s is determined as per actuarial valuation at the year-end. Defined contributions for provident fund and pension are charged to the Profit and Loss account based on contributions made in terms of applicable schemes, after netting off the amounts rendered surplus on account of employees separated from the Company. Certain categories of employees are entitled to pension benefits which are determined based on factors like years of services and cumulative basic salary. The company has provided for the liability based on an actuarial valuation. The compensation paid if any, on voluntary retirement to the employees is charged off as an expense in the year of Incurrence.

Deferred Tax

Tax expenses charged to Profit and Loss account is after considering deferred tax impact for the timing difference between accounting income and tax income. Deferred tax assets are recognized when there is a reasonable certainty that they will be realized. Deferred tax asset relating to unabsorbed business losses are recognized when there is a virtual certainty that there will be sufficient taxable profits to utilize them.

Foreign currency transactions

The Company is exposed to currency fluctuations on foreign currency transactions. With a view to minimize the volatility in financial statements arising from fluctuations in the currency rates, the Company follows established risk management policies, including the use of foreign exchange forward contracts.

As a part of the Risk Management Policies, the forward contracts are designated as hedge of highly probable forecasted transactions. The accounting standard on “The effects of changes on foreign exchange rates”, which was amended with effect from April 1, 2004 provides guidance on accounting for forward contracts. Further to that, the Institute of Chartered Accountants of India has clarified that this accounting standard is not applicable to the forward contracts which are for hedging highly probable forecasted transactions.

Foreign currency transactions are recorded at the spot rate at the beginning of the concerned month. Period-end balances of foreign currency assets and liabilities are restated at the closing rate/forward contract rate, as applicable. The exchange difference arising from restatement or settlement is recognized in the profit and loss account.

Gains/losses, including gains/losses on intermediary roll over/cancellation, of Forward contracts designated as hedge of highly probable forecasted transactions are recognised in the profit and loss account in the period in which the forecasted transaction is expected to occur.

Other forward contracts, options etc. which are not designated as hedge of forecasted transaction, are marked to market on the balance sheet date and the resultant gain/loss is accounted in the profit and loss account for the period.

In respect of non-integral operations assets and liabilities are translated at the exchange rate prevailing at the date of the balance sheet. The items in the profit & loss account are translated at the average exchange rate during the period. The differences arising out of the translation are included in translation reserve.

Research and Development

Revenue expenditure on research and development is charged to Profit and Loss account and capital expenditure is shown as addition to fixed assets.

WIPRO LIMITED — CONSOLIDATED

NOTES TO ACCOUNTS

1.	Goodwill on consolidation as on the balance sheet date comprises of the following:

(Rs. in Million)

Wipro Fluid Power Limited	18.27
Wipro Spectramind Services Limited	3,743.54
Wipro Healthcare IT Limited	175.01
Cygnus Nigri Investments private Limited	16.26
Enterprise Services	1,102.11
Financial Services	305.67

Total	5,360.86

2.	As of September 30, 2004, forward contracts to the extent of USD 263 Mn have been assigned to the foreign currency assets as on the balance sheet date . These assets are valued at the forward contract rate, adjusted for premium / discount in respect of the expired period.

The Company has designated certain forward contracts to hedge highly probable forecasted transactions. The gain or loss on these forward contracts is recognized in the profit and loss account in the period in which the forecasted transaction is expected to occur. In certain cases, the Company has entered into forward contracts having a maturity earlier than the period in which the hedged transaction is forecasted to occur. The gain / loss on roll over / cancellation / expiry of such contracts is recognized in the profit and loss account in the period in which the forecasted transaction is expected to occur, till such time the same is grouped under Loans and Advances.

The Company has also entered into option contracts. These option contracts have not been designated as hedge and consequently, they are marked to market at each balance sheet date and the gains / loss is recognized in the profit and loss account of the respective period.

The Company had forward contracts to sell of USD 860 Mn in respect of forecasted transactions as at the balance sheet date. The effect of marking to market and effect on intermediary roll over expiry of the said forward contracts is unfavorable exchange difference of Rs. 1,878 Mn, the final impact of which will be recognized in the profit and loss account of the respective periods in which the forecasted transactions are expected to occur.

Had the Company continued to follow the earlier accounting policy, the profit would have been lower by Rs. 139 Mn for the quarter ended and Rs. 494 Mn for the six months ended September 30, 2004.

3.	In June 2004, the company acquired trademark / brand “Chandrika’ for an aggregate consideration of Rs. 238 Mn. The Company is entitled to use the trademark / brand in manufacturing, selling and distributing products in India and other SAARC countries. The company has further acquired rights to use the brand in Nepal by payment of Rs. 30 Mn.

The Company has also entered into a non-compete agreement with the sellers of “Chandrika” brand, for which it has paid certain amount as up-front fee. In addition, the Company will be paying an annual non-compete fee computed as a specified percentage of the revenues from products sold under “Chandrika” trade-name , subject to a minimum annual payment.

Based on the performance of various other comparable established brands in the market, the company estimates that the useful life of the brand is at least 20 years and hence the cost of the brand is amortized over the period of 20 years. Further, the upfront non-compete fee is amortized over the period of agreement and the annual non-compete fee is recognized in the respective years.

4.	During the six months ended September 30, 2004 the company acquired 797,038 shares from the employees of Wipro Spectramind Services Limited for a total consideration of Rs. 103.61 Mn .

5.	The company has a 49% equity interest in Wipro GE Medical Systems Private Limited (WGE), a joint venture with General Electric, USA. The joint venture agreement provides specific rights to the joint venture partners. The Management believes that these specific rights do not confer joint control as defined in Accounting Standard 27 “Financial Reporting of Interest in Joint Venture”. Consequently, WGE is not considered as a joint venture and consolidation of financial statements are carried out as per equity method in terms of Accounting Standard 23 “Accounting for Investments in Associates in Consolidated Financial statements”.

Investments in WeP Peripherals Ltd have been accounted for by equity method.

WIPRO LIMITED — CONSOLIDATED

6.	Last year the company received a demand from the income tax department of Rs. 2,615 Mn (Including interest demand of Rs. 765 Mn) for one of its assessment years. Un -provided liability on this account is Rs. 2,316 Mn . The tax demand is mainly on account of disallowance of deduction claimed by the company under Section 10A of the Income Tax Act 1961, in respect of profits earned by its undertakings in software technology park at Bangalore. As per the opinion of the company’s legal counsel the said disallowance is not tenable. The management of the company has filed an appeal challenging the disallowance. Considering the facts and nature of disallowance, the management believes that final outcome of the dispute shall be positive and there will not be material impact on the financial statement.

7.	The breakup of accumulated net deferred t a x asset is given below:

(Rs .in Million)

	September	September	March
	30,2004	30,2003	31,2004
Deferred tax assets:
Allowance for doubtful debts	92.64	87.07	92.64
Property plant and equipment –	49.12	74.27	49.12
Depreciation differential
Employee stock incentive plan	9.39	38.91	9.39
Accrued expenses	166.27	103.13	166.27
Business losses carried forward	206.61	162.53	168.88
	524.03	465.91	486.30

8.	a) Provision for taxation comprises of following:

(i)	Rs. 597.76 Mn (2004: Rs. 758.93 Mn) in respect of foreign taxes.

(ii)	Rs. 712.89 Mn (200 4: Rs. 918.63 Mn) in respect of Indian Income Tax, which includes provision of Rs. Nil (2004: Rs. 251. 39 Mn) in respect of earlier years.

(iii)	Rs. 2.5 Mn (2004: Rs. 3 Mn) in respect of Wealth Tax.

b)	Tax expense for the quarter is based on the estimated effective tax rate for the year. The bifurcation between current tax and deferred tax assets will be made at the year end, based on the full year working.

9.	The details of subsidiaries and affiliates are as follows :–

a) Name of the subsidiary	Country of Incorporation	% Holding
Wipro Fluid Power Limited	India	98%
Wipro Inc.	USA	100%
Enthink Inc. (a )	USA	–
Wipro Japan KK	Japan	100%
Wipro Chandrika Limited	India	90%
Wipro Trademarks Holding Limited	India	100%
Wipro Travel Services Limited	India	100%
Wipro HealthCare IT Limited	India	100%
Spectramind Limited	Bermuda	100%
Spectramind Limited (b )	Mauritius	–
Wipro Spectramind Services Limited (c)	India	88%
Spectramind Inc. (d)	USA
Wipro Holdings (Mauritius) Limited	Mauritius	100%
Wipro Holdings (UK) Limited (e)	UK	–
Wipro Technology UK Limited (f)	UK	–
Wipro Consumer Care Limited	India	100%
Cygnus Nigri Investments private Limited (g )	India	–
Wipro Shanghai Limited	China	100%
b) Wipro Equity Reward Trust	India	Fully controlled trust
c) Grantor Trust	USA	Fully controlled trust
d) Name of the affiliate
Wipro GE Medical Systems Private Limited	India	49%
WeP Peripherals Limited	India	40.5%

WIPRO LIMITED — CONSOLIDATED

Note:

a)	Majority owned by Wipro Inc.

b)	Fully owned by Spectramind Limited, Bermuda

c)	Owned through Spectramind Limited, Bermuda and Spectramind Limited, Mauritius

d)	Wholly owned through Wipro Spectramind Services Limited

e)	Fully owned by Wipro Holdings (Mauritius) Limited

f)	Fully owned by Wipro Holdings (UK) Limited

g)	Wholly owned by Wipro Trademarks Holding Limited.

10.	Diluted EPS is calculated based on treasury stock method for ESOP outstanding.

11.	Provision for retirement benefits are made on the estimated basis in the interim financial statement and acturial valuation is carried out at the year end.

12.	The segment report prepared in accordance with the accounting standard 17 ‘Segment reporting’ issued by the Institute of Chartered Accountants of India is given in the Annexure I.

13.	Corresponding figures for previous periods presented have been regrouped, where necessary, to confirm to this period classification. Current period figures are not comparable with the previous period figures on account of acquisition of Wipro Nerve wire (IT consulting business) with effect from May 2003.

WIPRO LIMITED - CONSOLIDATED

(Rs. in Million)

	Quarter ended September 30,		Half Year ended September 30,		Year ended
	2004	2003	2004	2003	March 31, 2004
A. Cash flows from operating activities:
Profit before tax	4,809.05	2,667.10	8,982.14	5,017.34	12,031.82
Adjustments:
Depreciation and amortization	570.50	477.46	1,084.71	882.91	1,971.85
Exchange differences - Net	175.13	(11.48)	53.92	(90.32)	(132.77)
Retirement benefits provision	150.86	99.17	289.89	171.43	161.60
Interest on borrowings	15.27	5.60	26.74	11.38	—
Dividend / interest - Net	(164.19)	(203.35)	(342.74)	(355.59)	(762.41)
Loss / (Gain) on sale of property, plant and equipment	(12.05)	1.30	(99.99)	6.22	(107.00)
Working Capital Changes :
Trade and other receivable	(1,404.85)	(319.09)	(2,167.44)	(692.44)	(3,670.41)
Loans and advances	(93.25)	98.95	(261.42)	(107.24)	(359.89)
Inventories	66.04	(64.99)	29.47	(231.38)	(281.50)
Trade and other payables	1,323.06	649.12	2,373.43	752.64	2,748.13

Net cash generated from operations	5,435.57	3,399.79	9,968.71	5,364.95	11,599.42
Direct taxes paid	(740.32)	(356.18)	(1,192.42)	(527.08)	(1,568.36)

Net cash generated from operations	4,695.25	3,043.61	8,776.29	4,837.87	10,031.06

B. Cash flows from investing activities:
Expenditure on property, plant and equipment (including advances)	(1,690.15)	(1,036.70)	(3,330.71)	(1,870.96)	(4,100.97)
Proceeds from sale of property, plant and equipment	23.71	4.99	254.46	67.36	121.86
Purchase of investments	(10,702.45)	(3,447.87)	(29,654.74)	(11,550.40)	(10,706.51)
Inter Corporate deposits placed / matured	—	50.57	—	260.39	285.30
Certificate of Deposits with foreign banks	—	—	—	2,463.06	2,463.06
Proceeds on Sale / from maturities on Investments	5,980.20	995.00	30,111.35	4,136.07	48.06
Net Payment for acquisition of businesses	(19.27)	—	(104.27)	(465.27)	(465.27)
Dividend / interest income received	148.92	202.68	324.40	349.15	777.85

Net cash generated from investing activities	(6,259.04)	(3,231.33)	(2,399.51)	(6,610.60)	(11,576.62)

C. Cash flows from financing activities:
Proceeds from exercise of Stock Option Plan grants	233.53	1.93	296.05	3.41	238.60
Share application money pending allotment	—	(1.22)	—	(1.22)	—
Dividends paid (including distribution tax)	0.23	(361.67)	(7,575.76)	(262.36)	(262.36)
Proceeds from (issuance) / repayment of borrowings	452.70	286.35	(282.24)	(72.00)	463.02
Proceeds from issuance shares by subsidiary	253.98	99.31	253.98	99.31	147.53

Net cash provided by / (used in) financing activities	940.44	24.70	(7,307.97)	(232.86)	586.79

Net increase / (decrease) in cash and cash equivalents during the year	(623.35)	(163.02)	(931.19)	(2,005.59)	(958.77)
Cash and cash equivalents at the beginning of the period	2,936.93	2,360.62	3,242.70	4,210.08	4,210.08
Effect of Translation of cash balance with foreign subsidiaries	(0.08)	0.89	1.99	(6.00)	(8.61)

Cash and cash equivalents at the end of the period	2,313.50	2,198.49	2,313.50	2,198.49	3,242.70

     For and on behalf of the Board of Directors

Azim H. Premji	Vivek Paul	P. M. Sinha
Chairman and	Vice Chairman and	Director
Managing Director	Executive Officer

Suresh C. Senapaty	V. Ramachandran	B.C. Prabhakar
Corporate Executive	Company Secretary	Director
Vice President – Finance

Bangalore, October 15, 2004

WIPRO LIMITED - CONSOLIDATED

We have examined the above cash flow statement of Wipro Limited – consolidated for the half year ended September 30, 2004. This statement is based on and in agreement with the corresponding Profit and Loss Account and Balance Sheet of the Company for the half year

For N M Raiji & Co.,

Chartered Accountants

J M Gandhi

Partner
Membership No. 37924

Mumbai, October 15, 2004

Annexure I

WIPRO LIMITED, CONSOLIDATED
AUDITED SEGMENT WISE BUSINESS PERFORMANCE FOR THE QUARTER & SIX MONTHS ENDED SEPTEMBER 30, 2004

Rs. in Million

Particulars	Quarter ended September 30,			Six months ended September 30,			Year ended
			Growth			Growth	March 31,
	2004	2003	%	2004	2003	%	2004
Segment Revenue
Global IT Services and Products	15,020	10,300	46%	28,456	19,555	46%	43,575
India & AsiaPac IT Services and Products	3,004	2,138	41%	5,701	3,740	52%	9,762
Consumer Care and Lighting	1,160	882	32%	2,207	1,680	31%	3,649
Others	601	425	41%	1,112	760	46%	1,826

TOTAL	19,785	13,745	44%	37,476	25,735	46%	58,812

Profit before Interest and Tax (PBIT)
Global IT Services and Products	4,132	2,140	93%	7,754	4,060	91%	9,539
India & AsiaPac IT Services and Products	220	140	57%	356	232	53%	792
Consumer Care and Lighting	167	137	22%	320	274	17%	551
Others	131	53	147%	139	109	28%	277

TOTAL	4,650	2,470	88%	8,569	4,675	83%	11,159

Interest and Other Income	159	197		413	343		873

Profit Before Tax	4,809	2,667	80%	8,982	5,018	79%	12,032

Income Tax expense	(702)	(360)		(1,313)	(592)		(1,681)

Profit before equity in earnings / (losses) of Affiliates and minority interest	4,107	2,307	78%	7,669	4,426	73%	10,351
Equity in earnings of affiliates	32	6		62	(48)		23
Minority interest	(22)	(11)		(44)	(14)		(59)

PROFIT AFTER TAX	4,117	2,302	79%	7,687	4,364	76%	10,315

Operating Margin
Global IT Services and Products	28%	21%		27%	21%		22%
India & AsiaPac IT Services and Products	7%	7%		6%	6%		8%
Consumer Care and Lighting	14%	16%		14%	16%		15%

TOTAL	24%	18%		23%	18%		19%

CAPITAL EMPLOYED *
Global IT Services and Products	23,342	19,210		23,342	19,210		21,732
India & AsiaPac IT Services and Products	1,842	1,236		1,842	1,236		1,941
Consumer Care and Lighting	721	538		721	538		596
Others	20,901	18,695		20,901	18,695		14,498

TOTAL	46,806	39,679		46,806	39,679		38,767

CAPITAL EMPLOYED COMPOSITION
Global IT Services and Products	50%	49%		50%	49%		56%
India & AsiaPac IT Services and Products	4%	3%		4%	3%		5%
Consumer Care and Lighting	2%	1%		2%	1%		2%
Others	44%	47%		44%	47%		37%

TOTAL	100%	100%		100%	100%		100%

RETURN ON AVERAGE CAPITAL EMPLOYED
Global IT Services and Products	73%	44%		69%	43%		47%
India & AsiaPac IT Services and Products	42%	42%		38%	40%		53%
Consumer Care and Lighting	89%	98%		97%	90%		86%

TOTAL	42%	26%		40%	25%		30%

*	This includes cash and cash equivalents of Rs. 20,374 (2004: Rs. 21,760 & 2003: Rs. 17,475).

Notes to segment report:

1.	The segment report of Wipro Limited and its consolidated subsidiaries and associates has been prepared in accordance with the Accounting Standard 17 “Segment Reporting” issued by the Institute of Chartered Accountants of India.

2.	The Company has three geographic segments: India, USA and Rest of the World. Significant portion of the segment assets are in India. Revenue from geographic segments based on domicile of the customers is outlined below:

(Rs. in Million)

	Quarter ended September 30,				Six months ended September 30,
Geography	2004	%	2003	%	2004	%	2003	%
India	4,356	22%	3,296	24%	8,368	22%	5,973	23%
USA	10,441	53%	7,347	53%	19,736	53%	13,855	54%
Rest of the World	4,988	25%	3,102	24%	9,372	25%	5,907	23%

Total	19,785	100%	13,745	100%	37,476	100%	25,735	100%

3.		For the purpose of reporting, business segments are considered as primary segments and geographic segments are considered as secondary segment.

4.		As of September 30, 2004, forward contracts to the extent of USD 263 Mn have been assigned to the foreign currency assets as on the balance sheet date. These assets are valued at the forward contract rate, adjusted for premium / discount in respect of the expired period.

The Company has designated certain forward contracts to hedge highly probable forecasted transactions. The gain or loss on these forward contracts is recognized in the profit and loss account in the period in which the forecasted transaction is expected to occur. In certain cases, the Company has entered into forward contracts having a maturity earlier than the period in which the hedged transaction is forecasted to occur. The gain / loss on rollover / cancellation / expiry of such contracts is recognized in the profit and loss account in the period in which the forecasted transaction is expected to occur, till such time the same is grouped under Loans and Advances.

The Company has also entered into option contracts. These option contracts have not been designated as hedge and consequently, they are marked to market at each balance sheet date and the gains / loss is recognized in the profit and loss account of the respective period.

The Company had forward contracts to sell of USD 860 Mn in respect of forecasted transactions as at the balance sheet date. The effect of marking to market and effect on intermediary rollover / expiry of the said forward contracts is unfavorable exchange difference of Rs. 1,878 Mn, the final impact of which will be recognized in the profit and loss account of the respective periods in which the forecasted transactions are expected to occur.

Had the Company continued to follow the earlier accounting policy, the profit would have been lower by Rs. 139 Mn for the quarter ended and Rs. 494 Mn for the six months ended September 30, 2004.

5.	a)	In accordance with Accounting Standard 21 “Consolidated Financial Statements” issued by the Institute of Chartered Accountants of India, the consolidated financial statements of Wipro Limited include the financial statements of all subsidiaries which are more than 50% owned and controlled.

	b)	The company has a 49% equity interest in Wipro GE Medical Systems Private Limited (WGE), a joint venture with General Electric, USA. The joint venture agreement provides specific rights to the joint venture partners. The Management believes that these specific rights do not confer joint control as defined in Accounting Standard 27 “Financial Reporting of Interest in Joint Venture”. Consequently, WGE is not considered as a joint venture and consolidation of financial statements are carried out as per equity method in terms of Accounting Standard 23 “Accounting for Investments in Associates in Consolidated Financial statements”

	c)	In accordance with the guidance provided in Accounting Standard 23 “Accounting for Investments in Associates in Consolidated Financial Statements” WeP Peripherals have been accounted for by equity method of accounting.